Exhibit 99.1
UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS
     The following unaudited pro forma combined condensed consolidated financial statements are based on the historical financial statements of LSI Corporation and Agere Systems Inc., after giving effect to the acquisition of Agere by LSI using the purchase method of accounting and applying the assumptions and adjustments described in the accompanying notes.
     The unaudited pro forma combined condensed consolidated statement of operations for the fiscal year ended December 31, 2006 is presented as if the merger had occurred on January 1, 2006. The unaudited pro forma combined condensed consolidated balance sheet is presented as if the merger had occurred on December 31, 2006. You should read this information in conjunction with the:
•	accompanying notes to the Unaudited Pro Forma Combined Condensed Consolidated Financial Statements;

•	separate unaudited historical financial statements of Agere as of and for the three months ended December 31, 2006, included in the Agere quarterly report on Form 10-Q for the three months ended December 31, 2006;

•	separate historical financial statements of LSI as of and for the year ended December 31, 2006, included in the LSI annual report on Form 10-K for the year ended December 31, 2006; and

•	separate historical financial statements of Agere as of and for the fiscal year ended September 30, 2006, included in the Agere annual report on Form 10-K for the fiscal year ended September 30, 2006.
     The pro forma information presented is for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have been realized if the merger had been completed on the date indicated, nor is it indicative of future operating results or financial position. The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable.
     The unaudited pro forma combined condensed consolidated financial statements do not include the effects of:
•	any gross margin improvement in future quarters due to scale and leveraging of LSI and Agere manufacturing platforms;

•	any operating efficiencies or cost savings; or

•	cash expenditures for restructuring and integration activities, and retention bonuses, which cannot be reasonably estimated at this time as planning for these activities is in the early stages and their impact cannot be fully determined at this time (See Note 3).
     Pursuant to the purchase method of accounting, the total estimated purchase price, calculated as described in Note 1 to the unaudited pro forma combined condensed consolidated financial statements, has been preliminarily allocated to assets acquired and liabilities assumed based on their respective fair values. LSI’s management, with the assistance of a third party valuation firm, has determined the preliminary fair value of the intangible assets and tangible assets acquired and liabilities assumed at the pro forma balance sheet date. Any differences between the fair value of the consideration issued and the fair value of the assets acquired and liabilities assumed will be recorded as goodwill. Since these unaudited pro forma combined condensed consolidated financial statements have been prepared based on preliminary estimates of fair values attributable to the merger, the actual amounts recorded for the merger may differ materially from the information presented. These allocations are subject to change pending further review of the fair value of the assets acquired and liabilities assumed as well as the impact of potential restructuring activities.
     LSI and Agere have different fiscal year ends which end on December 31 and September 30, respectively.
     The unaudited pro forma combined condensed consolidated statement of operations for the year ended December 31, 2006 has been derived from:
•	the audited historical consolidated statement of operations of LSI for the year ended December 31, 2006; and

•	the audited historical consolidated statement of operations of Agere for the year ended September 30, 2006.
     The unaudited pro forma combined condensed consolidated balance sheet as of December 31, 2006 has been derived from:
•	the audited historical consolidated balance sheet of LSI as of December 31, 2006; and

•	the unaudited historical condensed consolidated balance sheet of Agere as of December 31, 2006.

LSI CORPORATION
Unaudited Pro Forma Combined Condensed Consolidated Statement of Operations

	Historical
	LSI	Agere
	Year Ended
	December 31,	September 30,	Pro Forma		Pro Forma
	2006	2006	Adjustments		Combined
		(In thousands, except per share amounts)
Revenues	$1,982,148	$1,569,987	$(61,600	)(a)	$3,490,535
Cost of revenues	1,126,894	808,309	245,010	(b)	2,180,213

Gross profit	855,254	761,678	(306,610)		1,310,322
Research and development	413,432	445,063	(6,055	)(c)	852,440
Selling, general and administrative	255,569	225,007	53,163	(d)	533,739
Acquired in-process research and development	4,284	—	—		4,284
Restructuring of operations and other non-recurring items, net	(8,427)	80,338	(2,937	)(e)	68,974
Amortization of intangibles	32,089	5,108	(5,108	)(f)	32,089

Income/(loss) from operations	158,307	6,162	(345,673)		(181,204)
Interest expense	(24,263)	(25,593)	3,221	(g)	(46,635)
Interest income and other, net	51,277	24,007	—		75,284

Income/(loss) before income taxes and minority interest	185,321	4,576	(342,452)		(152,555)
Provision/(benefit) for income taxes	15,682	(12,708)	—		2,974

Income/(loss) before minority interest	169,639	17,284	(342,452)		(155,529)
Minority interest in net income (loss) of subsidiaries	1	—	—		1

Income/(loss) from continuing operations	$169,638	$17,284	$(342,452)		$(155,530)

Basic earnings per share:
Income from continuing operations	$0.43				$(0.20)

Diluted earnings per share:
Income from continuing operations	$0.42				$(0.20)

Shares used in computing per share amounts:
Basic	398,551		368,002	(h)	766,553

Diluted	405,163		361,390	(h)	766,553

LSI CORPORATION
Unaudited Pro Forma Combined Condensed Consolidated Balance Sheet

	Historical
	LSI	Agere
	December 31,	December 31,	Pro Forma		Pro Forma
	2006	2006	Adjustments		Combined
		(In thousands)
Assets
Cash, cash equivalents and short-term investments	$1,008,937	$456,019	$—		$1,464,956
Accounts receivable, net	348,638	241,638	—		590,276
Inventories	209,470	81,183	45,000	(i)	335,653
Prepaid expenses and other current assets	68,692	46,557	121,802	(j)	237,051

Total current assets	1,635,737	825,397	166,802		2,627,936
Property and equipment, net	86,045	390,668	12,027	(k)	488,740
Other intangible assets, net	59,484	7,992	1,736,808	(l)	1,804,284
Goodwill	932,323	196,370	1,124,581	(l)	2,253,274
Other assets	138,555	68,522	19,382	(m)	226,459

Total assets	$2,852,144	$1,488,949	$3,059,600		$7,400,693

Liabilities and Stockholders’ Equity
Current liabilities	$526,771	$320,992	$62,728	(n)	$910,491
Current portion of long-term obligations	—	4	—		4

Total current liabilities	526,771	320,996	62,728		910,495
Long-term obligations	429,400	797,361	(125,168)	(o)	1,101,593
Minority interest in subsidiaries	235	—	—		235
Stockholders’ equity:
Common stock	3,106,215	7,414,820	(3,922,188)	(p)	6,598,847
Accumulated deficit	(1,220,306)	(6,752,536)	6,752,536	(p)	(1,220,306)
Accumulated other comprehensive income	9,829	(291,692)	291,692	(p)	9,829

Total stockholders’ equity	1,895,738	370,592	3,122,040		5,388,370

Total liabilities and stockholders’ equity	$2,852,144	$1,488,949	$3,059,600		$7,400,693

     .

1. Basis of Presentation
     On April 2, 2007, Agere became a wholly-owned subsidiary of LSI in a transaction accounted for using the purchase method of accounting. The total estimated purchase price of approximately $3.9 billion is comprised of LSI common stock and assumed stock options and restricted stock units.
     The unaudited pro forma combined condensed consolidated balance sheet is presented to give effect to the merger as if the transaction had been consummated on December 31, 2006. The unaudited pro forma combined condensed consolidated statement of operations is presented as if the transaction had been consummated on January 1, 2006. The unaudited pro forma combined condensed consolidated balance sheet provides for the issuance of approximately 368 million shares of LSI common stock, based upon a fixed exchange ratio of 2.16 shares of LSI common stock for each outstanding share of Agere common stock as of April 2, 2007. Under the purchase method of accounting, the fair value of the total consideration was determined using an average of LSI’s closing share prices beginning two trading days before and ending two trading days after December 4, 2006, the date by which the acquisition was agreed to and announced, or $9.905 per share. Based on a fixed exchange ratio of 2.16 shares of LSI common stock for each outstanding share of Agere common stock and the total number of Agere options and restricted stock units outstanding at April 2, 2007, LSI assumed Agere options and restricted stock units covering an equivalent of approximately 58 million shares of LSI common stock.
     The fair value of options assumed was estimated using a reduced form calibrated binomial lattice model and a share price of $9.905 per share, which represents the average closing price of LSI common shares for two trading days before and ending two trading days after December 4, 2006, the date by which the merger was agreed to and announced. The fair value of unearned stock compensation was based on a price of $10.23 per LSI share on April 2, 2007.
     The total estimated purchase price for the merger is as follows (in thousands):

Estimated fair value of LSI common shares issued	$3,647,021
Estimated fair value of options and restricted stock assumed	206,916
Estimated direct transaction costs	22,400

Total estimated purchase price	$3,876,337

Preliminary Estimated Purchase Price Allocation
     The preliminary allocation of the purchase price to Agere’s tangible and identifiable intangible assets acquired and liabilities assumed was based on their estimated fair values. The valuation of these tangible and identifiable intangible assets and liabilities is subject to further management review and may change materially from the preliminary valuation. Further adjustments to these estimates may be included in the final allocation of the purchase price of Agere, if the adjustments are determined within the purchase price allocation period (up to twelve months from the closing date). The excess of the purchase price over the tangible and identifiable intangible assets acquired and liabilities assumed has been allocated to goodwill. The total purchase price of approximately $3.9 billion does not include the effect of restructuring activities because it cannot be estimated at this time. The estimated purchase price has been allocated as follows (in thousands):

As of
December 31,
2006
Tangible net assets acquired	$396,581
Identifiable intangible assets	1,797,500
In-process research and development	193,300
Unearned stock compensation	168,005
Goodwill	1,320,951

Total estimated purchase price	$3,876,337

Tangible assets acquired and liabilities assumed
     LSI has estimated the fair value of tangible assets acquired and liabilities assumed. Some of these estimates are subject to change, particularly those estimates relating to deferred taxes, property, plant and equipment and merger-related restructuring costs. These estimates are based on a preliminary valuation as of April 2, 2007, and are subject to further review by management. In addition, the unaudited pro forma combined condensed consolidated financial statements do not reflect adjustments to liabilities that will result from expected restructuring activities, as planning for these activities is still in the early stages and therefore, the resulting costs cannot be fully estimated at present.

Identifiable intangible assets
     LSI has estimated the fair value of the acquired identifiable intangible assets, which are subject to amortization, using the income approach. These estimates are based on a preliminary valuation and are subject to further review by management. The following table sets forth the components of these intangible assets and their estimated useful lives as of April 2, 2007 (dollars in thousands):

	Preliminary	Useful Life
	Fair Value	(in Years)
Existing product technology	$871,900	8.5
Customer relationships	515,400	10
Patent licensing	357,500	10
Order backlog	52,700	0.5

Total acquired identifiable intangible assets	$1,797,500

In-process research and development
     In-process research and development, or IPRD, represents Agere’s research and development projects that had not reached technological feasibility and had no alternative future use when acquired. Using the income approach to value the IPRD, LSI preliminarily determined that $193,300 of the purchase price represents the value for purchased in-process technology. Due to its non-recurring nature, the IPRD expense has been excluded from the unaudited pro forma combined condensed consolidated statements of operations.
2. Pro forma adjustments
     The following pro forma adjustments are included in the unaudited pro forma combined condensed consolidated statement of operations and the unaudited pro forma combined condensed consolidated balance sheet:
     (a) Adjustments to revenues (in thousands):

Year Ended
December 31,
2006
Adjustment for accounting policy change related to contract development	$(9,600)
Adjustment of deferred revenue	(25,000)
Adjustment for accounting policy change for intellectual property revenue recognition	(27,000)

$(61,600)

     (b) Adjustments to cost of revenues (in thousands):

Year Ended
December 31,
2006
To record a reduction in pension and post retirement expense as a result of the elimination of existing amortization following the merger	$(2,278)
To reverse share based compensation expense recorded by Agere under SFAS 123-R	(5,382)
To increase the basis of inventory to fair value	45,000
To record amortization of acquired identifiable intangible assets	191,026
Estimated change in depreciation as a result of the change in value of fixed assets	8,112
To record amortization of unearned compensation related to Agere options and restricted stock units assumed	8,532

$245,010

     (c) Adjustments to research and development (in thousands):

Year Ended
December 31,
2006
To record a reduction in pension and post retirement expense as a result of the elimination of existing amortization following the merger	$(7,534)
Estimated change in depreciation as a result of the change in value of fixed assets	2,759
Adjustment for accounting policy change related to contract development	(9,600)
To eliminate share based compensation expense recorded by Agere under SFAS 123-R	(14,214)
To record amortization of unearned compensation related to Agere options and restricted stock units assumed	22,534

$(6,055)

     (d) Adjustments to expenses for selling, general and administrative (in thousands):

Year Ended
December 31,
2006
To record a reduction in pension and post retirement expense as a result of the elimination of existing amortization following the merger	$(4,651)
To eliminate share based compensation expense recorded by Agere under SFAS 123-R	(18,536)
To record amortization of acquired identifiable intangible assets of the Agere acquisition	51,540
Estimated change in depreciation as a result of the change in value of fixed assets	(4,575)
To record amortization of unearned compensation related to Agere options and restricted stock units assumed	29,385

$53,163

     (e) Adjustments to restructuring expense (in thousands):

Year Ended
December 31,
2006
To record a reduction in pension and post retirement expense as a result of the elimination of existing amortization following the merger	(861)
To reverse share based compensation expense recorded by Agere under SFAS 123-R	(2,076)

$(2,937)

     (f) To reverse Agere’s historical amortization of intangibles for the year ended December 31, 2006.
     (g) To record the amortization of the premium paid for the Agere long-term debt for the year ended December 31, 2006.
(h) The pro forma number of shares used in the basic and diluted per share calculations for the year ended December 31, 2006 reflects the weighted average number of shares of LSI common stock combined with the number of shares of outstanding Agere common stock converted to LSI common stock at April 2, 2007, which was adjusted to reflect the exchange ratio of 2.16 LSI common shares for each outstanding share of Agere common stock.
     (i) To record fair value adjustments for inventory acquired from Agere.
     (j) Adjustments to prepaid expenses and other current assets (in thousands):

As of
December 31,
2006
To record the preliminary purchase price allocation to short-term intangible assets (order backlog)	$52,700
To record pro forma deferred tax	69,102

$121,802

     (k) To record fair value adjustments for property, plant and equipment acquired from Agere.

     (l) Adjustments to goodwill and intangible assets (in thousands):

As of
December 31,
2006
To record the preliminary purchase price allocation to goodwill	$1,320,951
To record the preliminary purchase price allocation to long-term intangible assets	1,744,800
To eliminate Agere goodwill and intangible assets from previous acquisitions	(204,362)

$2,861,389

     (m) Adjustments to other assets (in thousands):

As of
December 31,
2006
To recognize the estimated fair value for existing license arrangements	$31,000
To recognize the estimated fair value of the postretirement asset	22,872
To record pro forma deferred tax	(23,446)
To recognize the estimated fair value of leases	1,988
To record fair value for software assets	(13,032)

$19,382

     (n) Adjustments to current liabilities (in thousands):

As of
December 31,
2006
To record accrual of direct acquisition related costs included in the purchase price	$22,400
To record accrual of Agere’s transaction costs	35,000
To record pro forma deferred tax	(12,424)
To record fair value adjustments for benefit obligations	16,981
To adjust fair value of deferred revenue	771

$62,728

     (o) Adjustments to long-term obligations (in thousands):

As of
December 31,
2006
To record fair value adjustments for benefit obligations	$(191,837)
To record pro forma deferred tax	58,080
To record fair value adjustments for long-term debt	8,589

$(125,168)

     (p) Adjustments to shareholders’ equity (in thousands):

As of
December 31,
2006
To record fair value of LSI common shares issued	$3,647,021
To record fair value of vested Agere options assumed	38,911
To record immediate write-off of IPRD	(193,300)
To eliminate Agere stockholders’ equity	(370,592)

$3,122,040

3. Restructuring costs related to post-merger LSI activities
     As part of combining the two companies, LSI expects to incur significant restructuring costs during the year commencing with the closing of the acquisition. The restructuring activities are expected to result from our identification of opportunities to streamline operations and maximize the integration of Agere into LSI’s operations, and expected to consist of streamlining of the Company’s overhead structure to reduce operating expenses. The unaudited pro forma combined condensed consolidated financial statements do not reflect adjustments related to these restructuring costs, as management of LSI has not yet determined all of the restructuring activities and therefore, estimates of these costs cannot be determined at this time. Certain liabilities associated with these restructuring activities will be recognized in the opening balance sheet in accordance with EITF Issue No 95-3, “Recognition of Liabilities in Connection with a Purchase Business Combination,” and will result in an increase in goodwill.